Exhibit 99.1 Thomas Properties Group, Inc. Supplemental Financial Information For the Quarters Ended March 31, 2005 and 2004

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Quarters Ended March 31, 2005 and 2004

Nasdaq: TPGI

TABLE OF CONTENTS

Corporate
Company Background	2

Supplemental Financial Information
Operating and Financial Information	3
Consolidated and Combined Statements of Operations	4
Consolidated Balance Sheets	5
Pro-Rata Consolidated and Combined Statements of Operations	6
Pro-Rata Consolidated Balance Sheet	8
Earnings Before Depreciation, Amortization and Deferred Taxes	9
After Tax Cash Flow	10
Debt Analysis	11
Portfolio Data	14
Investor Information	17

This supplemental financial information, together with other statements and information publicly disseminated by TPGI, contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. A discussion of some of the factors that may affect our future results is set forth under the captions “Risk Factors” in our Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc. Supplemental Financial Information

COMPANY BACKGROUND

Thomas Properties Group, Inc. (TPGI) is a full-service real estate operating company that owns, acquires, develops and manages office, retail and multi-family properties on a nationwide basis. We are the successor company to Thomas Properties Group, LLC and its affiliates (TPGI Predecessor). TPGI Predecessor was founded in 1996 by our Chairman, President and Chief Executive Officer, Mr. James A. Thomas.

We are engaged in the business of owning, managing, leasing, acquiring and developing real estate, consisting primarily of office properties, located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; and Austin, Texas. We own interests in and asset manage ten operating properties with 5.6 million rentable square feet (including the four suburban Philadelphia properties purchased in the first quarter 2005 as noted below) and provide asset and/or property management services on behalf of third parties for an additional five operating properties with 2.6 million rentable square feet.

On October 13, 2004, we completed our initial public offering (the “Offering”). In the Offering, we sold 14,285,714 shares of common stock at $12.00 per share, resulting in net proceeds to TPGI of $151.9 million, after underwriting discounts and expenses of the Offering.

On March 2, 2005, TPG/CalSTRS, our joint venture with CalSTRS, completed the acquisition of four properties located in the western suburbs of Philadelphia totaling 862,948 square feet of office space.

Thomas Properties Group, Inc. Supplemental Financial Information

OPERATING AND FINANCIAL INFORMATION

Financial Measures

This supplemental information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results, along with net income and other GAAP financial measures. Our investors can use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures.

Pro-Rata Consolidated and Combined Statements of Operations and Pro-Rata Consolidated Balance Sheet

Included are pro-rata consolidated and combined statements of operations for the three months ended March 31, 2005 and 2004, as well as a pro-rata consolidated balance sheet as of March 31, 2005, because we believe this information is useful to investors as this method reflects the manner in which we operate our business. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. We provide reconciliations from the full consolidation method to the pro-rata consolidation method in this supplemental financial information.

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) and After Tax Cash Flow (ATCF)

We believe that EBDT and ATCF, along with net income (loss), provides additional information about our operations and is helpful in understanding our operating results. (See page 9 for discussion of EBDT as well as a reconciliation of EBDT to net loss and page 10 for additional discussion of ATCF as well as a reconciliation of ATCF to net loss.)

Thomas Properties Group, Inc. Supplemental Financial Information

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

The following financial information for TPGI is presented for the three months ended March 31, 2005 (unaudited) and for TPGI Predecessor is presented for the three months ended March 31, 2004 (unaudited). TPGI Predecessor is not a legal entity but rather a combination of real estate entities and operations. The financial statements of TPGI Predecessor include combined results of operations for these entities, utilizing the equity method to account for investments in real estate entities over which TPGI Predecessor had significant influence, but not control over major decisions, including the decision to sell or refinance the properties.

	TPGI	TPGI Predecessor
	Three months ended March 31, 2005	Three months ended March 31, 2004
	(unaudited)	(unaudited)
Revenues:

Rental	$8,280	$5,051
Tenant reimbursements	4,914	2,591
Parking and other	1,443	496
Investment advisory, management, leasing, and development services	1,369	1,465
Investment advisory, management, leasing, and development services—unconsolidated/uncombined real estate entities	1,627	989

Total revenues	17,633	10,592

Expenses:
Rental property operating and maintenance	3,953	1,879
Real estate taxes	1,581	816
Investment advisory, management, leasing, and development services	2,104	2,535
Rent—unconsolidated/uncombined real estate entities	58	71
Interest	6,312	5,288
Depreciation and amortization	3,317	1,401
General and administrative	2,209	—

Total expenses	19,534	11,990

Gain on sale of real estate	—	975
Interest income	417	—
Equity in net loss of unconsolidated/uncombined real estate entities	(1,328)	(232)
Minority interests – unitholders in the Operating Partnership	1,511	—

Loss before benefit for income taxes	(1,301)	(655)

Benefit for income taxes	525	—

Net loss	$(776)	$(655)

Loss per share – basic and diluted	$(0.05)
Weighted average common shares outstanding – basic and diluted	14,295,236

Thomas Properties Group, Inc. Supplemental Financial Information

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Investments in real estate:
Land and improvements	$61,029	$60,882
Buildings and improvements	252,688	252,009
Tenant improvements	65,281	64,638

	378,998	377,529
Less accumulated depreciation	(97,338)	(95,044)

	281,660	282,485
Investments in unconsolidated real estate entities	43,247	31,624
Cash and cash equivalents	54,547	56,506
Restricted cash	9,442	12,949
Short-term investments	—	14,000
Rents and other receivables, net	2,749	2,731
Receivables—unconsolidated real estate entities	2,388	381
Deferred rents	27,277	28,453
Deferred leasing and loan costs, net	16,286	16,871
Deferred tax asset	40,663	40,138
Other assets	9,779	5,464

Total assets	$488,038	$491,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loans	$204,718	$206,373
Other secured loans	89,560	89,517
Accounts payable and other liabilities	8,960	9,177
Dividends and distributions payable	1,904	—
Due to affiliate	343	1,852
Prepaid rent	2,773	841

Total liabilities	308,258	307,760

Minority interests:
Unitholders in the Operating Partnership	73,972	76,458
Minority interests in consolidated real estate entities	1,451	1,451

Total minority interests	75,423	77,909

Stockholders’ equity:
Common stock	143	143
Limited voting stock	167	167
Additional paid-in capital	106,673	106,673
Deficit and dividends	(2,217)	(581)
Unearned compensation, net	(409)	(469)

Total stockholders’ equity	104,357	105,933

Total liabilities and stockholders’ equity	$488,038	$491,602

Thomas Properties Group, Inc. Supplemental Financial Information

PRO-RATA CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Non-GAAP)

The following are the unaudited pro-rata consolidated and combined statements of operations of TPGI and TPGI Predecessor for the three months March 31, 2005 and 2004, including a reconciliation from the consolidated and combined statements of operations to the pro-rata consolidated and combined statements of operations (in thousands).

	For the three months ended March 31, 2005
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$8,280	$2,736	$11,016
Tenant reimbursements	4,914	293	5,207
Parking and other	1,443	410	1,853
Investment advisory, management, leasing and development services	1,369	—	1,369
Investment advisory, management, leasing, and development services—unconsolidated real estate entities	1,627	—	1,627

Total revenues	17,633	3,439	21,072

Expenses:
Rental property operating and maintenance	3,953	1,830	5,783
Real estate taxes	1,581	318	1,899
Investment advisory, management, leasing and development services	2,104	77	2,181
Rent—unconsolidated real estate entities	58	—	58
Interest	6,312	1,089	7,401
Depreciation and amortization	3,317	1,453	4,770
General and administrative	2,209	—	2,209

Total expenses	19,534	4,767	24,301

Interest income	417	—	417
Equity in net loss of unconsolidated real estate entities	(1,328)	1,328	—
Minority interests – unitholders in the Operating Partnership	1,511	—	1,511
Minority interests in consolidated real estate entities	—	—	—

Loss before benefit for income taxes	(1,301)	—	(1,301)
Benefit for income taxes	525	—	525

Net loss	$(776)	$—	$(776)

Thomas Properties Group, Inc. Supplemental Financial Information

	For the three months ended March 31, 2004
	Combined	Plus Uncombined Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$5,051	$2,304	$7,355
Tenant reimbursements	2,591	1,071	3,662
Parking and other	496	297	793
Investment advisory, management, leasing and development services	1,465	—	1,465
Investment advisory, management, leasing, and development services—uncombined real estate entities	989	—	989

Total revenues	10,592	3,672	14,264

Expenses:
Rental property operating and maintenance	1,879	1,131	3,010
Real estate taxes	816	359	1,175
Investment advisory, management, leasing and development services	2,535	175	2,710
Rent—uncombined real estate entities	71	—	71
Interest	5,288	1,094	6,382
Depreciation and amortization	1,401	1,145	2,546

Total expenses	11,990	3,904	15,894

Gain on sale of real estate	975	—	975
Equity in net loss of uncombined real estate entities	(232)	232	—

Net loss	$(655)	$—	$(655)

Thomas Properties Group, Inc. Supplemental Financial Information

PRO-RATA CONSOLIDATED BALANCE SHEET (Non-GAAP)

The following is the unaudited pro-rata consolidated balance sheet of TPGI as of March 31, 2005, including a reconciliation from the consolidated balance sheet to the pro-rata consolidated balance sheet (in thousands).

	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$281,660	$120,761	$402,421
Investments in unconsolidated real estate entities	43,247	(43,247)	—
Cash and cash equivalents and short-term investments	54,547	9,504	64,051
Restricted cash	9,442	4,826	14,268
Rents, deferred rents and other receivables, net	32,414	3,441	35,855
Deferred charges and other assets, net	66,728	13,960	80,688

Total assets	$488,038	$109,245	$597,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage and other secured loans	$294,278	$101,841	$396,119
Accounts payable, dividends and distributions payable, and other liabilities	13,980	7,404	21,384

Total liabilities	308,258	109,245	417,503
Minority interests	75,423	—	75,423
Total stockholders’ equity	104,357	—	104,357

Total liabilities and stockholders’ equity	$488,038	$109,245	$597,283

Thomas Properties Group, Inc. Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES (EBDT) (Non-GAAP)

Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We define EBDT as net income (loss) excluding the following items: i) deferred income tax benefit; ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs;

Reconciliation of Net Loss to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (in thousands)

	Three months ended March 31, 2005
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro Rata
Net loss	$(776)	$—	$(776)
Income tax benefit	(525)	—	(525)
Minority interests	(1,511)	—	(1,511)
Depreciation and amortization	3,317	1,453	4,770
Amortization of loan costs	175	147	322

EBDT	$680	$1,600	$2,280

TPGI share of EBDT (1)	$315	$740	$1,055

EBDT per share - basic	$0.02		$0.07

EBDT per share - diluted	$0.02		$0.07

Weighted average common shares outstanding - basic	14,295,236		14,295,236

Weighted average common shares outstanding - diluted	14,298,383		14,298,383

(1)	Based on an interest in our operating partnership of 46.3% as of March 31, 2005.

	Three months ended March 31, 2004
	Combined	Plus Uncombined Investments at Pro-Rata	Pro Rata
Net loss	$(655)	$—	$(655)
Depreciation and amortization	1,401	1,145	2,546
Amortization of loan costs	59	47	106

EBDT	$805	$1,192	$1,997

Thomas Properties Group, Inc. Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (Non-GAAP)

After Tax Cash Flow (“ATCF”) is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We define ATCF as net income (loss) excluding the following items: i) deferred income tax benefit; ii) minority interests; iii) non-cash charges for depreciation and amortization; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair-market value of rents.

Reconciliation of Net Loss to After Tax Cash Flow (in thousands)

	Three months ended March 31, 2005
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro Rata
Net loss	$(776)	$—	$(776)
Income tax benefit	(525)	—	(525)
Minority interests	(1,511)	—	(1,511)
Depreciation and amortization	3,317	1,453	4,770
Amortization of loan costs	175	147	322
Non-cash compensation expense	132	—	132
Straight line rent adjustment	1,176	(372)	804
Fair market value of rents adjustments	(109)	(84)	(193)

ATCF	$1,879	$1,144	$3,023

TPGI share of ATCF(1)	$869	$529	$1,398

ATCF per share - basic	$0.06		$0.10

ATCF per share - diluted	$0.06		$0.10

Weighted average common shares outstanding - basic	14,295,236		14,295,236

Weighted average common shares outstanding - diluted	14,298,383		14,298,383

(1)	Based on an interest in our operating partnership of 46.3% as of March 31, 2005.

	Three months ended March 31, 2004
	Combined	Plus Uncombined Investments at Pro-Rata	Pro Rata
Net loss	$(655)	$—	$(655)
Depreciation and amortization	1,401	1,145	2,546
Amortization of loan costs	59	47	106
Straight line rent adjustment	1,444	(139)	1,305
Fair market value of rents adjustments	—	(32)	(32)

ATCF	$2,249	$1,021	$3,270

Thomas Properties Group, Inc. Supplemental Financial Information

DEBT ANALYSIS

A summary of the outstanding consolidated debt as of March 31, 2005 is as follows (in thousands):

	Interest rate	Outstanding debt	Maturity date
One Commerce Square:
Mortgage loan (1)	7.0%	$73,161	4/11/28
Mezzanine loan (2)	17.5	10,354	3/16/11
Two Commerce Square:
Mortgage loan (3)	6.3	124,057	5/09/13
Senior mezzanine loan (4) (5)	17.2	45,686	1/09/10
Junior A mezzanine loan (4) (6)	15.0	3,796	1/09/10
Junior B mezzanine loan (4) (7)	9.2	28,277	1/09/10
Four Points Centre mortgage loan (8)	Prime Rate	4,000	8/28/05
2101 Market Street mortgage loan (9)	Prime Rate or LIBOR + 2.5%	3,500	9/6/05

Total principal outstanding		292,831
Loan premium (10)		1,447

Total debt		$294,278

(1)	The mortgage loan is prepayable without penalty after March 11, 2008, at which date the outstanding principal amount of this debt will be approximately $68.9 million. The interest rate will increase by 2.0% on April 11, 2008, which additional amount may be deferred until maturity. Any deferred amounts are added to the principal balance of the loan and accrue interest at 9.0%. Provided there is no deferred interest, the loan balance will be fully amortized on April 11, 2028, the maturity date of the loan.
(2)	Interest at a rate of 10% per annum is payable currently. Interest of 7.5% per annum may be deferred until cash is available for payment. Deferred amounts accrue interest at 17.5% per annum. The loan is subject to yield maintenance payments for any prepayments prior to March 16, 2005. The loan is secured by our ownership interest in the real estate entities that own One Commerce Square.

On April 11, 2005, we repaid the outstanding principal due in the amount of $9,250,000 and the portion of accrued interest on the original principal balance for the period from March 11, 2005 to April 11, 2005.

(3)	The mortgage loan may be defeased after October 2005, and may be prepaid after February 2013.
(4)	These loans are guaranteed by Mr. Thomas up to an aggregate maximum of $7,500,000. We have agreed to indemnify Mr. Thomas in the event his guarantees are called upon.
(5)	The senior mezzanine loan bears interest at a rate such that the weighted average of the rate on this loan and the rate on the mortgage loan secured by Two Commerce Square equals 9.2% per annum. The effective interest rate on this loan as of March 31, 2005 was 17.2% per annum. The loan may not be prepaid prior to August 9, 2009, and thereafter is subject to yield maintenance payments unless the loan is prepaid within 60 days of maturity. The loan is secured by our ownership interest in the real estate entities that own Two Commerce Square.
(6)	Interest at a rate of 10% per annum is payable currently, and additional interest of 5% per annum is deferred until maturity. The loan is subject to the greater of 3% of the principal amount or a yield maintenance premium for any prepayments. The loan is secured by our ownership interest in the real estate entities that own Two Commerce Square.

Thomas Properties Group, Inc. Supplemental Financial Information

(7)	The repayment of the mezzanine loan is in the form of a minority participation in net equity according to a formula. To the extent the net equity in the property is below the thresholds of the formula, the $24.5 million in principal and accumulated deferred interest of $3.2 million will be forgiven by the lender. Under certain conditions, the lender has a right to extend the maturity date of this loan to July 2011, an additional 18 months. The loan may not be prepaid. The loan is secured by our ownership interest in the real estate entities that own Two Commerce Square.

On April 1, 2005, TPGI purchased this Junior B mezzanine loan from the lender for $2.5 million, which will result in a gain.

(8)	The prime rate as of March 31, 2005 was 5.75% per annum.
(9)	The loan agreement provides that the interest rate will be the lender’s prime rate or at our option, LIBOR plus 2.5% per annum. As of March 31, 2005, the interest rate was 5.75% per annum.
(10)	In connection with the acquisition of a 50% third-party interest in One Commerce Square, a premium was recorded to mark 50% of the assumed mortgage loan to market value.

Thomas Properties Group, Inc. Supplemental Financial Information

As of March 31, 2005, our company had investments in entities owning eight unconsolidated properties with stated ownership percentages ranging from 21.3% to 50.0%. We do not have control of these entities, and none of the entities are considered variable interest entities. Therefore, we account for them using the equity method of accounting. The table below summarizes the outstanding debt for the properties with outstanding debt as of March 31, 2005 (in thousands):

	Interest Rate		Principal Amount	Maturity Date	TPGI Share of Principal Amount
City National Plaza (1)
Senior mortgage loan (2)	LIBOR + 1.75%		$200,000	7/11/06	42,684
Senior mezzanine loan (2)	LIBOR + 4.50		36,582	7/11/06	7,807
Junior mezzanine loan	LIBOR + 6.15		25,000	7/11/06	5,335
2121 Market Street (3)	6.10		19,854	8/1/33	9,927
Four Falls Corporate Center
Note A	5.31		42,200	3/6/10	10,550
Note B (4)	LIBOR + 3.25	(5)	1,600	3/6/10	400
Oak Hill Plaza/Walnut Hill Plaza
Note A	5.31		35,300	3/6/10	8,825
Note B (4)	LIBOR + 3.25	(5)	2,200	3/6/10	550
Valley Square Office Park
Note A (4)	LIBOR + 1.75	(5)	27,500	3/1/07	6,875
Note B (4)	LIBOR + 3.25	(5)	2,400	3/1/07	600
Reflections I	5.23		23,400	4/1/15	5,850
Reflections II	5.22		9,750	4/1/15	2,438

			$425,786		$101,841

(1)	We have purchased interest rate cap agreements for the outstanding City National Plaza loans. We are also required to purchase interest rate cap agreements for each future advance under the $125 million senior mezzanine loan.
(2)	The mortgage and senior mezzanine loans are subject to exit fees equal to .25% and .5%, respectively, of the loan amounts, however, under certain circumstances the exit fees shall be waived.
(3)	The 2121 Market Street mortgage loan is prepayable without penalty after May 1, 2013, at which date the outstanding principal amount of this debt will be approximately $17.2 million. The interest rate will increase to the greater of 8.1% or the treasury rate plus 2.0% on August 1, 2013. Any amounts over the initial interest rate may be deferred to the extent excess cash is not available to make such payments. Provided there is no deferred interest, the loan balance will be fully amortized on August 1, 2033, the maturity date of the loan.
(4)	These loans are subject to exit fees equal to 1% of the loan amounts, however, under certain circumstances the exit fees shall be waived.
(5)	The loan bears interest at the greater of the one month LIBOR or 2.25%, plus the applicable margin. As of March 31, 2005, the one month LIBOR exceeds 2.25%.

Thomas Properties Group, Inc. Supplemental Financial Information

PORTFOLIO DATA (as of March 31, 2005)

Our Ownership Properties

Core Properties	Location	TPGI Percentage Interest	Year Built/ Renovated	Rentable Square Feet (1)	Percent Leased	Annualized Rent (2)	Annualized Net Rent Per Leased Square Foot (3)
One Commerce Square	Philadelphia, PA	89.0%	1987	942,866	94.0%	$10,932,885	$12.33
Two Commerce Square	Philadelphia, PA	89.0	1992	953,276	98.7	25,812,253	27.42
2121 Market Street (4)	Philadelphia, PA	50.0	2001	20,835	100.0	356,350	17.10
Reflections I	Reston, VA	25.0	2000	123,546	100.0	2,603,159	21.07
Reflections II	Reston, VA	25.0	1984/2001	64,253	100.0	1,476,690	22.98

Total/Weighted Average:				2,104,776	96.8%	$41,181,337	$20.22

Value-Add Properties	Location	TPGI Percentage Interest	Year Built	Rentable Square Feet (1)	Percent Leased	Annualized Rent (2)	Annualized Net Rent Per Leased Square Foot (3)
City National Plaza (5)	Los Angeles, CA	21.3%	1972-1973	2,648,920	53.0%	$13,535,629	$9.95
Four Falls Corporate Center	Conshohocken, PA	25.0	1987	254,080	81.0	3,492,117	16.96
Oak Hill Plaza	Wayne/King of Prussia, PA	25.0	1982	164,360	75.9	2,186,887	17.54
Walnut Hill Plaza	Wayne/King of Prussia, PA	25.0	1986	150,572	80.4	1,441,786	11.90
Valley Square Office Park	Blue Bell, PA	25.0	1982/1988	293,936	83.0	2,457,058	10.07

Total/Weighted Average:				3,511,868	58.5%	$23,113,477	$11.24

(1)	For purposes of the tables above, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street. Rentable area is calculated consistent with leases in place on the property and local market conventions.
(2)	Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2004 for 100% of the property. For leases with a remaining term of less than one year, annualized rent includes only the amounts through the expiration of the lease. Annualized rent reflects total base rent before any one-time or non-recurring rent abatements, but after annually recurring rent credits and is shown on a net basis. For any tenant under a partial gross lease (which requires the tenant to reimburse the landlord for its pro-rata share of operating expenses in excess of a stated expense stop) or under a full gross lease (which does not require the tenant to reimburse the landlord for any operating expenses) the unreimbursed portion of current year operating expenses (which may be estimates as of such date) are subtracted from gross rent. Total projected recurring rent credits for leases in effect as of March 31, 2005 for the twelve months ending March 31, 2006 are $752,999. There are no operating expense credits.
(3)	Annualized net rent per leased square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	The information presented for 2121 Market Street represents the information for two retail/office tenants only, and excludes the 168 residential units.
(5)	The annualized rent information presented for City National Plaza does not include certain information for three leases. In November 2003, 310,055 square feet was leased to City National Bank. As of March 31, 2005, the tenant has taken possession of 228,474 square feet, which is included in the information above. The remaining space, or 81,581 square feet, is expected to be delivered by the second quarter of 2005. In July 2004, 163,680 square feet and 63,014, respectively, were leased to Jones Day and Fulbright & Jaworski. The space for Fulbright & Jaworski was delivered on October 1, 2004, and the tenant will begin paying operating expenses in September 2006 and rent in January 2007. The space for Jones Day was delivered on January 1, 2005, and the tenant will begin paying rent and operating expenses in November 2006.

Thomas Properties Group, Inc. Supplemental Financial Information

Our Development Properties

Development Properties	Location	TPGI Percentage Interest		Number of Acres		Potential Property Types	Potential Rentable Square Feet Upon Completion/ Development
Four Points Centre	Austin, TX	100%		230.4	(1)	Office/R&D/Hotel	1,430,000	(2)
The Square at Four Points Centre	Austin, TX	100	(3)	29.4		Retail	230,000
2101 Market Street	Philadelphia, PA	100		1.7		Residential/ Office/Retail	975,000	(4)
Campus El Segundo	El Segundo, CA	71		46.5		Office/Retail/R&D/Hotel	2,175,000	(5)

Total				308.0			4,810,000

(1)	Includes 182 acres designated as a habitat preserve.
(2)	The property will support the development of 280,000 rentable square feet of office space, 900,000 rentable square feet of office and research and development space, and a 250,000 rentable square feet (approximately 250 rooms) hotel.
(3)	We entered into a joint venture agreement with Weingarten Realty Investors to develop The Square at Four Points Centre. Our contribution of this property to the joint venture is subject to the satisfaction of certain conditions expected to occur in 2005. Following this contribution, we would hold a 50% interest in this property through this joint venture.
(4)	Currently, the three parcels have a combined floor area ratio (“FAR”) of 975,000 square feet. If certain city approvals are obtained, the combined FAR will be 1,500,000 square feet.
(5)	We own a majority interest in a joint venture that has an agreement to purchase this property. Entitlements have been granted for 1,905,000 square feet for office, research and development, and telecom space, and 270,000 square feet for retail, hotel, day care and restaurant space.

Thomas Properties Group, Inc. Supplemental Financial Information

Our Managed Properties

Managed Properties(1)	Location	Year Built/Renovated	Rentable Square Feet(2)	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	90.1%
Valencia Town Center	Valencia, CA	1996-2001	393,632	98.0
Pacific Financial Plaza	Newport Beach, CA	1982/1993	279,474	96.5
1835 Market Street	Philadelphia, PA	1986-1987	685,853	79.9
CalEPA Headquarters	Sacramento, CA	2000	950,000	100.0

Total/Weighted Average			2,551,135	93.0%

(1)	800 South Hope Street, Valencia Town Center, Pacific Financial Plaza and the CalEPA headquarters building are core properties. 1835 Market Street is a core plus property, which we are currently repositioning on behalf of CalSTRS.
(2)	For purposes of the table above, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail). Rentable area is calculated consistent with leases in place on the property and local market conventions.

Thomas Properties Group, Inc. Supplemental Financial Information

INVESTOR INFORMATION

Principal Corporate Office

Thomas Properties Group, Inc.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Phone: (213) 613-1900

Fax: (213) 633-4760

www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Exchange Listing
Diana M. Laing	EquiServe Trust Company, N.A.	Nasdaq: TPGI
Chief Financial Officer	P.O. Box 219045
515 South Flower Street	Kansas City, MO 64121-9045
Sixth Floor	Attn: Shareholder Relations
Los Angeles, CA 90071	Phone: (816) 843-4299
Phone: (213) 613-1900
E-mail:dlaing@tpgre.com

Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO	Thomas S. Ricci	Executive Vice President
Randall L. Scott	Executive Vice President, Director	Diana M. Laing	Chief Financial Officer and Secretary
John R. Sischo	Executive Vice President, Director	Robert D. Morgan	Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
Winston H. Hickox	Director
Daniel Neidich	Director